UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 14, 2012

Date of report (Date of earliest event reported)

SPS COMMERCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34702	41-2015127
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Seventh Street, Suite 1000 Minneapolis, MN	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 435-9400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 14, 2012, we entered into an office lease with CSDV-MN Limited Partnership, a Delaware limited partnership, to lease 94,397 square feet of office space in the office building located at 333 South Seventh Street, Minneapolis, MN 55402. We plan to use the premises for general office purposes.

The term of the lease commences on November 1, 2012 and expires on April 30, 2020. We have two options to extend the term of the lease for three years each at a market rate determined in accordance with the lease.

For the entire premises, base rent shall be $9.75 per square foot per annum for the period from the applicable commencement date through October 31, 2013, with base rent increasing $0.50 per square foot per annum for each year thereafter for the duration of the lease, provided that we are entitled to full abatement of base rent during the first 11 months of the term of the lease. We will also be responsible for a proportionate share of building operating and tax expenses in addition to the base rent.

The premises are subject to automatic expansion by 23,645 square feet of office space in the building on or about September 1, 2013. The base rent for that space shall be $10.25 per square foot per annum for the period from the applicable commencement date through October 31, 2014, with base rent increasing $0.50 per square foot per annum for each year thereafter for the duration of the lease. We also have two options to expand the premises, with the first being at the same base rental rates as the balance of the premises and the second being at a market rate determined in accordance with the lease. Additionally, we have a right of first offer to lease certain additional office space in the building at a market rate determined in accordance with the lease.

In connection with the lease, we will deliver to the landlord cash or an irrevocable letter of credit for $171,756.86 as security for performance of our obligations under the lease. The amount shall be increased in connection with certain expansions of the premises.

A copy of the lease is attached as Exhibit 10.1 to this current report and is incorporated herein by reference. The foregoing summary of the lease does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure contained under Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Also filed as exhibits to this current report are updated forms of the Incentive Stock Option Agreement, the Non-Statutory Stock Option Agreement (Employee), the Non-Statutory Stock Option Agreement (Director) and the Restricted Stock Unit Award Agreement for use under our 2010 Equity Incentive Plan.

(d) Exhibits

10.1	Standard Form Office Lease, dated February 14, 2012, by and between SPS Commerce, Inc. and CSDV-MN Limited Partnership

10.2	Form of Incentive Stock Option Agreement under 2010 Equity Incentive Plan

10.3	Form of Non-Statutory Stock Option Agreement (Employee) under 2010 Equity Incentive Plan

10.4	Form of Non-Statutory Stock Option Agreement (Director) under 2010 Equity Incentive Plan

10.5	Form of Restricted Stock Unit Award Agreement under 2010 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPS COMMERCE, INC.

Date: February 17, 2012	By:	/s/ Kimberly K. Nelson

Kimberly K. Nelson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing

10.1	Standard Form Office Lease, dated February 14, 2012, by and between SPS Commerce, Inc. and CSDV-MN Limited Partnership	Filed Electronically

10.2	Form of Incentive Stock Option Agreement under 2010 Equity Incentive Plan	Filed Electronically

10.3	Form of Non-Statutory Stock Option Agreement (Employee) under 2010 Equity Incentive Plan	Filed Electronically

10.4	Form of Non-Statutory Stock Option Agreement (Director) under 2010 Equity Incentive Plan	Filed Electronically

10.5	Form of Restricted Stock Unit Award Agreement under 2010 Equity Incentive Plan	Filed Electronically